                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Alydaar Software Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:    N/A
      2) Aggregate number of securities to which transaction applies:       N/A
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
      4)  Proposed maximum aggregate value of transaction: N/A
      5)  Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:        N/A
      2)  Form, Schedule or Registration Statement No.:    N/A
      3)  Filing Party: N/A
      4)  Date Filed:   N/A

                          ALYDAAR SOFTWARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Alydaar Software Corporation (the "Company") Annual Meeting of shareholders will be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina 28211 on June 4, 1999 at 2:00 P.M. for the following purposes as set forth in the accompanying Proxy Statement:

         1.       To elect five directors to serve for a term of one year;

         2. To amend the Company's Articles of Incorporation to change the Company's name to Information Architects Corporation;

         3. To authorize an amendment to the Articles of Incorporation to provide for the issuance of 1,000,000 shares of Preferred Stock and to authorize the Board of Directors to fix the preferred limitations and relative rights of any series of preferred stock without shareholder approval;

         4. To amend the Company's Omnibus Stock Plan and 1997 Employee Stock Purchase Plan to include officers and employees of the Company's subsidiaries;

         5. To ratify the selection and appointment by the Company's Board of Directors of Holtz Rubenstein & Co. LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 1999; and

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the Company's Common Stock at the close of business on May 11, 1999, will be entitled to vote at the meeting.


                                              By Order of the Board of Directors
                                              Robert F. Gruder, Chairman

Dated: May 11, 1999


         Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the meeting, may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Company.

ALYDAAR SOFTWARE CORPORATION
2101 Rexford Road, Suite 250 West
Charlotte, North Carolina  28211

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 1999

                                PROXY STATEMENT

         This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Alydaar Software Corporation ("the Company" or "Alydaar") Annual Shareholder's Meeting (the "Meeting") to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina 28211 at 2:00 P.M. on June 4, 1999 and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors knows of no other business that will come before the Meeting.

The shares represented by proxies that are received from you in the enclosed form and properly filled out will be voted in accordance with your specifications. In the absence of specific instructions, all proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof or by attendance at the Meeting. Shareholders of record at the close of business on May 11, 1999 are entitled to notice of and to vote at the Meeting or any adjournments thereof. Proxies for use at the Meeting are being mailed to shareholders on or about May 13, 1999. The Company's only class of voting securities is its Common Stock, par value $.001 per share, of which 17,610,885 shares were outstanding as of February 24, 1999. The present officers and directors of the Company, holding approximately 41% of the outstanding Common Stock, intend to vote "For" all the proposals set forth herein.

Under rules followed by the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. With respect to the other proposals presented to stockholders, no broker may vote shares held for customers without specific instruction from such customers. A majority of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of five (5) directors. A vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so approved must stand for reelection at the next annual meeting of shareholders. The nominees for directors, to be voted on by shareholders, are Messrs. Gruder, Milligan, Dudchik, Blumberg and McLaughlin.

         All of our current directors have been nominated for election by the Company's present directors. All nominees have consented to be named and have indicated their intent to serve, if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such other person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Gruder, Milligan, Dudchik, Blumberg and McLaughlin.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOLLOWING FIVE NOMINEES.

         Certain information regarding each nominee is set forth in the table and text below. The following table sets forth the name, age and term of office as director for each nominee for election as director and his present position(s) with the Company:

                                Director
Nominee for Election        Age Since    Position
--------------------------- --- -------- -------------------------------------------------

Robert F. Gruder             40   1989   Chief Executive Officer and Chairman of the Board

Frank G. Milligan            59   1999   President and Director

Thomas J. Dudchik(1)         39   1996   Senior Vice President and Director

Richard J. Blumberg(1)       63   1999   Director

James McLaughlin(1)          45   1999   Director

(1) Mr. Blumberg and Mr. McLaughlin were appointed to fill the Director positions vacated by Mr. Alex McMillan and Mr. John McCarthy, who both resigned for personal reasons. Mr. Milligan was appointed to fill the Director position vacated upon the resignation of Mr. Hollis Scott, the Company's Chief Financial Officer.

         ROBERT F. GRUDER has served as Chief Executive Officer and Chairman of the Board of Directors since 1989. Prior to his association with the Company and for three years, Mr. Gruder served as president of GEM Technologies, Inc. ("GEM"), a company which was engaged in developing a computer language compiler. Prior to Mr. Gruder's association with GEM, he was employed at three different banks. Mr. Gruder is a graduate of American University and holds a BS degree in finance.

         FRANK G. MILLIGAN joined the Company as Chief Operating Officer in December 1996 and on May 19, 1998 was appointed President. In March 1999, Mr. Milligan was appointed as a Director. Between 1963 and December 1996, Mr. Milligan was employed by IBM. He served as a senior manager with various management responsibilities in development and systems integration and general business management. Mr. Milligan attended the University of Tennessee, where he received BS and MS degrees in electrical engineering.

         THOMAS J. DUDCHIK joined the Company as Senior Vice President in February 1996. He is responsible for all national and international marketing and investor relations. Prior to joining the Company, Mr. Dudchik served as Deputy Chief of Staff for Connecticut Governor Lowell P. Weicker, Jr. from January 1993 through January 1995. As part of his responsibilities, Mr. Dudchik administered the State of Connecticut's $10 billion annual budget for the 26 major state agencies, covering 50,000 state employees. From February 1991 through December 1992, Mr. Dudchik served as Deputy Commissioner of the Connecticut Department of Environmental Protection. From February 1995 through January 1996 he operated an advertising and sales promotion business. Mr. Dudchik received a BA degree from Trinity College.

         RICHARD J. BLUMBERG was appointed to serve as an interim director in place of Mr. John McCarthy, who resigned as a director because of other personal commitments. Mr. Blumberg is a practicing attorney in New York and for the last five years has been a member of the firm of McLaughlin & Stern, LLP. The McLaughlin & Stern law firm has acted as corporate counsel to Alydaar for the last two years. For nine years, Mr. Blumberg served with the Securities and Exchange Commission both in New York and Miami, Florida. Mr. Blumberg received a bachelor of law degree from New York University School of Law.

         JAMES H. MCLAUGHLIN was appointed to serve as an interim director in place of Mr. Alex McMillan, who resigned as a director because of other personal commitments.

Mr. McLaughlin has been with Mellon Private Asset Management in New York, New York from 1995 to the present and is currently the Regional Manager for New York, New Jersey, and Connecticut. Prior to joining Mellon Private Asset Management in 1995, Mr. McLaughlin spent three years as a Financial Advisor in the Private Client Group at Sanford C. Bernstein & Co., Inc. in New York. From 1990 to 1993 he was a Vice President in institutional trust sales at Society National Bank of Cleveland. Mr. McLaughlin received his Bachelor's degree from Lafayette College and his Master's degree in Public Administration from Harvard University's Kennedy School of Government.

         Our outside directors, upon their appointment to the Board, were given the option to receive an award of 15,000 warrants each. The warrants vest after one year from the date of the grant at the fair market price of our Common Stock on the date of grant and expire after 10 years. The outside directors do not receive any compensation for their attendance at meetings, but are reimbursed for travel expenses.

Meetings and Committees of the Board of Directors

         Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors subject to any contracts of employment. At the present time there are no contracts.

         Messrs. Gruder, Blumberg and McLaughlin currently serve on the Audit Committee and replaced Messrs. McMillan, Scott and McCarthy. The Audit Committee, comprised of its previous members, met once during the year. The Audit Committee is charged with, among other things, the review with the Company's auditors of the general scope of the Company's annual audit; review of the annual audit, the auditor's report on the adequacy of internal controls and other findings; review of the auditor's management letter; and the implementation of any corrective measures, if so required.

         Messrs. Blumberg and McLaughlin currently serve on the Compensation Committee and replaced Messrs. McMillan, Gruder and McCarthy. The Compensation Committee, comprised of its previous members, met once during the year. The Compensation Committee is charged with the review of officers' compensation, bonuses and the granting of stock options. The Company has no other standing Committee.

         The Board of Directors held three meetings during the calendar year 1998 and also met informally and acted by written consent during the year. During 1998, except for Mr. McCarthy who only attended one of the meetings of the Board before resigning, no member of the Board attended fewer than seventy-five percent (75%) of the total number of full Board or Committee meetings convened by the Board of Directors.

Other Executive Officers

         Following are the persons who are the executive officers of Company, their age, their current title and their positions held during the last five years:

         JAMES F. HELM, 57, joined the Company in April 1996. Mr. Helm serves as Chief Information Officer for Information Technology. Prior to joining the Company, Mr. Helm acted as an independent consultant to various companies between 1994 and 1996. Prior to that, he was employed by Formula Consultants, Inc. from June 1992 to May 1994 in various management positions and acted as consultant to that company from February through May of 1992. From 1969 to October 1991, Mr. Helm held various management positions with Unisys Corporation ("Unisys"). His last position with Unisys was Vice President of Customer Services.

         J. WAYNE THOMAS, 46, began as the Company's Chief Financial Officer on May 3, 1999. In his most recent position as Director of Global Compliance for Electronic Data Systems Corporation (EDS), Mr. Thomas was charged with the review of worldwide financial processes for controls and compliance. As Controller for the Client Server Sales and Marketing division from 1995 to 1998, Mr. Thomas created a successful sales incentive program. As a Controller in EDS' Transportation Strategic Business Unit from 1993 to 1995, Mr. Thomas provided due diligence and transition assistance for acquisitions. From October of 1990 to 1993, Mr. Thomas was Controller for EDS' Air Transportation division. Mr. Thomas holds a BSBA in Accounting from Indiana University in Pennsylvania. He is a Certified Public Accountant, a Certified Management Accountant and a member of the American Institute of Certified Public Accountants.

         J. DAIN DULANEY, JR. , 36, joined the Company in July 1997 as Company's Vice President and General Counsel. He was also appointed Secretary on April 2, 1999. Prior to joining the Company, Mr. Dulaney was Assistant General Counsel with HBO & Company from 1995. In that position, Mr. Dulaney had legal responsibilities for general corporate, contract, acquisition, international, regulatory, litigation management and intellectual property areas. Mr. Dulaney was Associate Counsel for a division of First Data Corporation from 1991 to 1995. Mr. Dulaney holds a JD from Wake Forest University's School of Law and a BA from Washington and Lee University.

         THOMAS D. MORRIS, 57, joined the Company in August of 1997 as Director of Development and in May of 1998 became Chief Operating Officer with responsibility for all Year 2000 business operations. From 1995 until the time he joined the Company, he was a partner in New Solutions, Consulting Services, a company engaged in providing strategic development and process improvement for information technology. During 1994 and 1995, Mr. Morris was Vice-President, Operations and Finance for Childers Food Products and from 1992 through 1994 he was the Chief Information Officer for the

Charlotte-Mecklenburg School System. Prior to 1992, Mr. Morris was employed by IBM Corporation for 25 years with various management responsibilities in development and systems integration and general business management. Mr. Morris holds a Master of Sciences, Nuclear Physics from the University of Tennessee and a BS in Physics from Marshall University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The number of shares beneficially owned by each nominee and the Executive Officers is listed below under "Security Ownership of Certain Beneficial Owners and Management." The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 30, 1999 by
(i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock; (ii) each of our officers and directors and (iii) all of our officers and directors as a group:


Name and Address                            Amount and Nature*         Percent of Class
---------------------------------------------------------------------------------------
Robert F. Gruder                                 7,035,815                   40.3%
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

Thomas J. Dudchik                                  118,666                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

Frank G. Milligan                                    1,545                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

James F. Helm                                          250                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

Richard J. Blumberg (Director)                           0                     *
260 Madison Avenue
New York, NY 10016

James McLaughlin (Director)                              0                     *
c/o Mellon Private Asset Management
1301 Avenue of the Americas, 41st Floor
New York, New York

J. Wayne Thomas                                        300                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

J. Dain Dulaney, Jr.                                     0                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

Thomas D. Morris                                        93                     *
c/o Alydaar Software Corporation
2101 Rexford Road, Suite 250 West
Charlotte, NC 28211

All officers and directors                    7,156,673                41.0%
    as a group (9 persons)


* Less than 1% of our outstanding shares of common stock.

Executive Compensation

         The following tables set forth information with respect to compensation paid by us for the services during the three years ended December 31, 1998 of our Chief Executive Officer and President. No other officer receives compensation in excess of $100,000.

Summary Compensation Table

                                                                               Long Term Compensation
                                                                               ----------------------
                                   Annual Compensation                           Awards     Payouts
                                   -------------------                           ------     -------

(a)                                (b)         (c)         (d)         (e)        (f)         (g)           (h)       (i)
                                                                                Re-
                                                                    Other       stricted   Securities
                                                                    Annual      Stock      Underlying      LTIP     All Other
                                                                    Compen-     Awarded    Options/       Payouts   Compen-
Name and Principal Position       Year      Salary($)    Bonus($)   sation($)     ($)       SARs(#)         ($)     sation($)
---------------------------       ----      ---------    --------   ---------   -------    ----------     -------   ---------
ROBERT F. GRUDER                  1998        68,730        -0-        -0-       -0-          2,000(1)       -0-        -0-
Chief Executive Officer
                                  1997        60,000        -0-        -0-       -0-          2,000          -0-        -0-

                                  1996        60,000        -0-        -0-       -0-           -0-           -0-        -0-

FRANK G. MILLIGAN                 1998       103,519        -0-        -0-       -0-        102,000(2)       -0-        -0-
President
                                  1997        94,231        -0-        -0-       -0-         73,000          -0-        -0-

                                  1996         5,846        -0-        -0-       -0-           -0-           -0-        -0-


         (1) Mr. Gruder was granted 2,000 incentive stock options under the 1994 Plan on April 24, 1997. These options were cancelled and replaced by 2000 options as described under the heading "Stock Options - Option Repricing" below.
         (2) Mr. Milligan was granted incentive and non-qualified stock options during 1997 and 1998. These options were cancelled and replaced by 102,000 Options as described under the heading "Stock Options - Option Repricing" below.

         The senior executive officers do not currently receive any other personal benefits. The Company offers health insurance to all of its employees. The Company also has a 401(k) program, but during the year 1998, the Company made no contributions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                       Price Appreciation for
Individual Grants                                                                      Option Term
-----------------                                                                      -----------

(a)                    (b)             (c)              (d)               (e)                 (f)            (g)

                       Number of       % of Total
                       Securities      Options/SARs
                       Underlying      Granted to
                       Options/SARs    Employees in      Exercise
Name                   Granted (#)     Fiscal Year      Price ($/Sh)      Expiration Date     5%   ($)     10%  ($)
----                   -----------     -----------      ------------      ---------------     --------     --------
Robert F. Gruder          2,000(1)          *               6.33             10/08/03           8,800        18,700

Frank G. Milligan       102,000            8.8              5.75             10/08/08         346,800       371,280

-------------------
(1) The exercise price for the options granted to Mr. Gruder were established at 110% of fair market value on date of grant. These options replace 2,000 options granted on April 24, 1997, which were later cancelled. These options vest on October 8, 1999 and expire on October 8, 2003.

Based solely on review of the copies of such forms furnished to us or written representations that no forms 5 were required, we believe that during the year ended December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

        REPORT OF THE COMPENSATION COMMITTEES ON EXECUTIVE COMPENSATION

         The Company's Board of Directors approves all compensation decisions with regard to executive officers, including the Chief Executive Officer, based on recommendations from the Compensation Committee. The Compensation Committee is responsible for the establishment of all compensation and benefit programs, as well as the overall monitoring of those programs. The Company's compensation philosophy and executive compensation programs are discussed in this report.

         Executive Compensation Philosophy. In general, executive officers who are in a position to make a substantial contribution to the success and growth of the Company should have interests similar to those of the stockholders. Executive officers should be motivated by and benefit from increased stockholder value. Therefore, the Company believes that executive officers should hold a meaningful equity position in the Company through the purchase of Common Stock and/or the award of options to purchase Common Stock. The Company's Board of Directors believes that the executive compensation program must be competitive with those of other companies of comparable size and complexity in order to attract, retain and motivate talented individuals.

         Executive Compensation Program. The Company's compensation program consists of base salary and long-term incentives, generally in the form of options to purchase Common Stock.

         Base Salary. The Compensation Committee generally reviews and determines the relative levels of base salary for executive officers on an annual basis. In determining the levels of base salary for an executive officer, except with respect to the Chief Executive Officer, the Compensation Committee considers relative levels of responsibility and individual and Company performance. The Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies as the Company continues its transition from a start up company to a more mature status. As the Company continues its growth, the Committee will continue to review the base salary levels of executive management to bring them more in line with national and regional peer companies.

         Stock Options. An additional important aspect of the Company's compensation program is its use of stock options. In general the Company has not granted such options to the Chief Executive Officer because of his stock ownership position in the Company. As the Company has grown it has sought to retain and attract key executives through the grant of stock options. Under the Omnibus Stock Plan, the Committee may grant options to purchase Common Stock to Company employees, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long term incentives to enhance the value of Company's Common Stock. Except for the Chief Executive Officer, the Committee considers the grant of options to executive officers and key managers on an annual basis. The number of options awarded and the related vesting periods are determined based upon management's contribution to Company's future growth and profitability. The options are also intended (a) as additional possible compensation that does not require the Company to pay additional cash expenses as it grows in revenues and (b) to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders.

         Chief Executive Officer Compensation. Mr. Robert Gruder served as
Chief Executive Officer in 1998. Mr. Gruder's base salary has remained well below that of other chief executive officers for similar national and regional companies so that as much cash as possible could be used for the growth of the business. In addition, Mr. Gruder does not receive any grant of options, except for grants made to all employees generally, because of his stock ownership position in the Company. As the Company emerges from a growth company to a more viable entity, the Compensation Committee will continue to review the Chief Executive Officer's compensation to bring it in line with comparable salaries of other Chief Executive Officers at similar national and regional companies.

         This report is submitted by the Compensation Committee, which currently consists of the Messrs. McLaughlin and Blumberg.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Blumberg and McLaughlin currently serve on the Compensation Committee and none of such persons has ever been an officer or employee of the Company.

STOCK OPTIONS -- OPTION REPRICINGS.

         Long-term incentives are provided through the Company's Omnibus Stock Plan ("Plan"). The Plan is administered by the Compensation Committee, and is authorized to award stock options to officers and employees of the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's historical practice has been to grant stock options to employees vesting over 18 months in order to attract individuals to the Company and to strengthen the employee's ties to the Company.

         Effective October 8, 1998, the Committee approved a plan to allow all officers and employees to cancel their current stock options in exchange for a new grant of replacement stock options. The exercise price for these replacement options is $5.75 per share, the fair market value of the Company's Common Stock on the date of repricing, October 8, 1998. The Committee's action was in response to the decline in the market price of the Company's stock during the preceding months, which had effectively eliminated the incentive value of options with significantly higher exercise prices. The Committee's decision was based on a number of factors, including the concern for low morale of Company employees and the fear of losing skilled, mobile officers and technical personnel. The Committee determined that replacement options were necessary to provide reward and incentive for valued officers and employees of the Company to remain with the Company over an extended period of time.

         As detailed in the Ten-Year Option Repricing table below, the repricing on October 8, 1998 resulted in the issuance of replacement options with an exercise price of $5.75 per share. All replacement options will vest on October 8, 1999. A total of 725,500 options, with exercise prices ranging from $6.88 to $22.63 per share, were repriced, including 104,000 options held by current executive officers.

         All options previously granted to Messrs. Milligan and Gruder were included in the repricing of options for all then current employees. Mr. Gruder was previously granted 2,000 incentive stock options at an exercise price of $8.80 under the Plan on April 24, 1997. These options were cancelled and replaced by 2000 options granted on October 8, 1998 that vest on October 8, 1999 with an exercise price of $6.33. The options expire on October 8, 2003. Mr. Milligan was granted 102,000 incentive and non-qualified stock options during 1997 and 1998 at various exercise prices as set forth in the table below. These options were cancelled and replaced by 102,000 incentive and non-qualified stock options granted on October 8, 1998 and that vest on October 8, 1999. Mr. Milligan's options expire on October 8, 2008.

The following table sets forth information concerning all of the repricings of options held by officers of the Company who were officers at the time of there pricing over the last ten years, including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of the repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

                           TEN YEAR OPTION REPRICING

(a)                                 (b)         (c)      (d)               (e)              (f)               (g)
                                                Number   Market                                          Length of
                                                of       Price of         Exercise                       Original
                                                Options  Stock at         Price at         New           Option Term
                                                Re-      Time of          Time of          Exercise      Remaining
Name and Principal Position        Date         Priced   Repricing        Repricing        Price         at Repricing
---------------------------  ---------------    ------   ---------        ---------        --------      ------------
ROBERT F. GRUDER             October 8, 1998     2,000     $5.75            $ 8.80           $6.33          36 mos.
Chief Executive Officer

FRANK G. MILLIGAN            October 8, 1998    10,000     $5.75            $ 9.50           $5.75          99 mos.
President                    October 8, 1998    22,000     $5.75            $ 8.00           $5.75         103 mos.
                             October 8, 1998    35,000     $5.75            $11.75           $5.75         108 mos.
                             October 8, 1998    25,000     $5.75            $ 6.94           $5.75         118 mos.
                             October 8, 1998    10,000     $5.75            $ 5.75           $5.75         120 mos.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the litigation regarding GEM Technologies, Inc., Mr. Robert Gruder, our Chairman and Chief Executive Officer, entered into an agreement with the Company to indemnify the Company against any liability resulting from a final unappealable judgment in connection with this lawsuit. In consideration of the agreement to indemnify the Company, we agreed to pay Mr. Gruder's legal fees and expenses in defending this lawsuit. During 1998, the Company paid defense costs of $317,848 on Mr. Gruder's behalf in connection with this lawsuit.

         Mr. Robert F. Gruder, Chairman and Chief Executive Officer, has made advances to the Company from time to time to assist the Company in our working capital requirements. The loan is evidenced by a promissory note payable on demand with an interest rate of 10.5% per year. As of December 31, 1998, the balance of the loan due to Mr. Gruder was $3,005,534 and had accrued interest of $236,494.


         During, 1997 and 1998, V. Hollis Scott, our Chief Financial Officer, advanced $366,700 to the Company. The loan was evidenced by a promissory note payable on demand with interest at 10.5% per annum. During 1998 we repaid Mr. Scott the balance and interest of the loan.

On December 31, 1998, Mr. Scott owed us $320,750, representing the unpaid exercise price of certain stock options exercised by Mr. Scott during 1998.

         Mr. Gruder is a limited partner in the partnership group Two Morrocroft Centre, LLC, which owns our new headquarter's building located at Two Morrocroft Centre, 4064 Colony Road, Charlotte, North Carolina. In June 1998, we entered into a lease with the partnership and expect to begin paying annual lease payments of $2,000,000 in May 1999. The lease was negotiated as an arms length transaction, approved by the Board of Directors and the rent is comparable to similar rents in the area.

         Company Performance Graph

         The following graph compares the cumulative total shareholder return on the Common Stock of the Company from January 1, 1998 to December 31, 1998 with the cumulative total return on the Nasdaq Stock Market for United States Companies ("Nasdaq Stock Market Index") and the Nasdaq Computer and Data Processing Stocks ("Nasdaq Computer Index") over the same period. This graph assumes a $100 investment at June 2, 1997 (when the Company first started trading) in the Company's Common Stock and in each of the indexes and reinvestment of all dividends, if any.

         The graph displayed below is presented in accordance with the Securities and Exchange Commission requirements. You are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to reflect the Company's forecast of future financial performance. The graph was prepared by Standard & Poor's Compustat, a division of the McGraw Hill Companies.

                           TOTAL SHAREHOLDER RETURNS

                             (Dividends Reinvested)

                               Return Percentage

                                             Period               Year Ending
Company/Index                            6/2/97-12/31/97           12/31/98
-------------                            ---------------          -----------

Alydaar Software Corp.                        43.18                 -47.62

NASDAQ                                        13.00                  40.33

NASDAQ Computer & Data Process                 5.47                  79.06

                                Indexed Returns

                                  Base Period      Period Ending    Year Ending
Company/Index                       6/2/97           12/31/97        12/31/98
-------------                     -----------      -------------    -----------

Alydaar Software Corp.                100             143.18           75.00

NASDAQ                                100             113.00          158.57

NASDAQ Computer & Data Process        100             105.47          188.85



                            [Stock Performance Graph]


-----------------------
Prepared by Standard & Poor's Compustat, a division of the McGraw-Hill
Companies.

An IPO price of $11.00 was used to calculate the return for Alydaar. The price was supplied by Alydaar. A price of $15.75 was used for the Dec. 31, 1998 calculation and was provided by Alydaar.

                                 PROPOSAL NO. 2

           APPROVAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                       TO CHANGE THE COMPANY'S NAME FROM
                        ALYDAAR SOFTWARE CORPORATION TO
                       INFORMATION ARCHITECTS CORPORATION

         In October 1988, the Company announced a new business strategy to expand its business beyond offering year 2000 ("Y2K") remediation, validation and conversion services. To this end, the Company acquired next generation web server technology known as Metaphoria software. Additionally, the Company signed a definitive merger agreement to acquire Data Systems Network Corporation ("Data Systems"), a network integration company. The Company also signed a letter of intent to acquire all of the stock of Tumble Interactive Media, Inc., a company engaged in providing various Internet services, including multimedia design and website development.

         In order to better define the new image and business direction, the Company is seeking to change its name to "Information Architects Corporation." The Company is presently doing business in North Carolina under the assumed name "Information Architects Corporation." Accordingly, shareholders are being asked to approve an amendment to the Company's Articles of Incorporation changing the name "Alydaar Software Corporation" to "Information Architects Corporation" ("IAC").

         You are advised that it will not be necessary for you to exchange or surrender your existing certificates representing shares of the Company's Common Stock for new stock certificates of IAC. However, should you desire new certificates in the name of IAC, you may submit your existing shares in the Company's Common Stock to First Union National Bank, IAC's transfer agent, to obtain new certificates.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO INFORMATION ARCHITECTS CORPORATION.

                                 PROPOSAL NO. 3


        APPROVAL OF AN AMENDMENT TO ALYDAAR'S ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF 1,000,000 SHARES OF PREFERRED STOCK AND
   AUTHORIZING THE BOARD OF DIRECTORS TO FIX THE PREFERENCES, LIMITATIONS AND
                RELATIVE RIGHTS OF ANY SERIES OF PREFERRED STOCK


         The North Carolina Business Corporation Act (G.S. ss.55-6-02) (the "Act") permits a North Carolina corporation to include in its Articles of Incorporation varying classes or series of shares, including the creation of a class of preferred shares. The Act also allows a North Carolina corporation to include "blank stock" provisions in its Articles of Incorporation, which give a board of directors the discretion to define preferences and limitations and establish rights for a series of shares without shareholder approval. At the present time, the Company's Articles of Incorporation do not contain such a provision and only authorizes the issuance of 50,000,000 shares of Common Stock, $.001 par value per share.

         You are being asked to approve an amendment to the Company's Articles of Incorporation authorizing the issuance of a series of Preferred Stock. The Board of Directors believes that it would be in the Company's best interest if the Company, through its Board of Directors, had the authority in its Articles of Incorporation to issue up to 1,000,000 shares of Preferred Stock, $.001 par value per share. This would give the Company Preferred Stock in the event the Company elected in the future to issue Preferred Stock to raise additional equity capital or to use the issuance of Preferred Stock in connection with future acquisitions. The Board of Directors believes that having the authority to create different series of Preferred Stock gives the Company flexibility in negotiations for additional financing or acquisitions without having to seek your approval for an amendment to the Articles of Incorporation.

         If you approve this Proposal No. 3, the Board of Directors shall have the sole discretion and authority without your approval to establish different series of Preferred Stock and may attach any preferences or limitations or rights for each series as the Board of Directors may deem advisable. Thus, the Board of Directors could establish terms for a specific series of Preferred Stock that ordinarily would require your approval for the proposed amendment and in some circumstances, might (a) confer upon you dissenters' rights if the proposed amendment were submitted for your approval or (b) may also make a proposed hostile acquisition of the Company more difficult.

         At the present time, the Company has no intention of establishing any series of Preferred Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION AUTHORIZING THE

ISSUANCE OF 1,000,000 SHARES OF PREFERRED STOCKS AND AUTHORIZING THE BOARD OF DIRECTORS TO FIX THE PREFERRED LIMITATIONS AND RELATIVE RIGHTS OF ANY SERIES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL.

                                 PROPOSAL NO. 4

  APPROVAL OF AMENDMENTS TO ALYDAAR SOFTWARE CORPORATION'S OMNIBUS STOCK PLAN AND 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCLUDE OFFICERS AND EMPLOYEES OF
                             ALYDAAR'S SUBSIDIARIES

         In 1994, the Company adopted the Alydaar Software Omnibus Stock Plan (the "Option Plan"). The Option Plan was adopted to enable the Company to attract and retain skilled and dedicated officers and employees and to offer, as an incentive to employees and officers of the Company, an opportunity to share in the future growth of the Company. When the Plan was originally adopted, 375,000 shares of the Company's Common Stock were originally reserved for issuance under the Option Plan. This amount of shares was subsequently increased to 3,000,000 shares by shareholder vote at the Company's annual meeting on May 22, 1998.

         In 1998, the shareholders of the Company ratified the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was adopted to provide officers and employees with an opportunity to become stockholders in Alydaar and to share in its potential growth and profitability. Under the Purchase Plan, 200,000 shares of the Company's Common Stock are reserved for issuance.

         Company's counsel has concluded that both the Option Plan and Purchase Plan do not specifically authorize the extension of those Plans to employees of subsidiaries that the Company might establish. This issue is now critical in light of the fact that the Company has contracted to acquire Data Systems Network Corporation and has entered into a letter of intent to acquire Tumble Interactive Media, Inc.

         The Board of Directors believes that, in light of the prospective acquisitions and possible future acquisitions, it is important that the Company have the ability to offer options and the right to purchase shares to both senior management and employees of any acquired company as an inducement to those individuals to continue their employment. This ability to issue options and the right to purchase shares under these circumstances should facilitate a smooth transition and preserve the business continuity of the acquired company. Shareholders are now being asked to approve an amendment to the Option Plan and Purchase Plan to specifically extend the issuance of stock options to officers and employees of the Company's subsidiaries. The proposed Amendments to the Option Plan and Purchase Plan are set forth as Exhibit A and B of this Proxy.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE AN AMENDMENT TO THE OMNIBUS STOCK PLAN AND 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCLUDE OFFICERS AND EMPLOYEES OF THE COMPANY'S SUBSIDIARIES.

                                 PROPOSAL NO. 5

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Subject to approval by the shareholders, the Board of Directors has appointed Holtz Rubenstein & Co. LLP as the independent public accountants to audit the financial statements of the Company for the year ending December 31, 1999. Holtz Rubenstein & Co. LLP also served as the Company's auditors for the fiscal years ended August 31, 1997 and 1998. It is expected that a representative of Holtz Rubenstein & Co. LLP will be present at the Meeting, have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP AS INDEPENDENT ACCOUNTANTS.

                                 VOTE REQUIRED

         Under the laws of the State of North Carolina, assuming a quorum of the Company's outstanding shares exists, the affirmative vote of the holders of a majority of the votes cast at the Meeting in favor of an action must exceed the votes cast against the action to approve each of the Proposals.

         EXPENSE OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. The Company may also retain the services of a proxy solicitation firm. The Company has not made any arrangements to do so as of the date of this Proxy Statement, and does not presently have estimates as to the cost of such services. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                           PROPOSALS OF SHAREHOLDERS

         Shareholders of the Company who intend to present a proposal for action at the 2000 Annual Meeting of Shareholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than October 1, 1999, for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.



                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         The Company believes all stock transaction reports required to be filed with the Securities and Exchange Commission were timely filed by its officers and directors.

                         ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report on Form 10-K for the year ended December 31,1998 as filed with the Securities and Exchange Commission is being delivered with this Proxy Statement to the Company's shareholders.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters that are expected to be presented for consideration at the Meeting which are not described herein. However, if other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



                                             By Order of the Board of Directors

                                             Robert F. Gruder, Chairman

                                   EXHIBIT A

                                    ADDENDUM
                                       TO
                          ALYDAAR SOFTWARE CORPORATION
                               OMNIBUS STOCK PLAN

         THIS ADDENDUM is effective as of the 4th day of June, 1999 to the ALYDAAR SOFTWARE CORPORATION OMNIBUS STOCK PLAN ("Plan") pursuant to approval by the shareholders of Alydaar Software Corporation, as recorded in the minutes of the 1999 Alydaar Software Corporation Annual Shareholder Meeting, dated June 4, 1999. The provisions of this Addendum are hereby made a part of the Plan. Should a conflict exist among the provisions of the Plan, the Exhibits thereto and this Addendum, the provision of this Addendum shall control. Any terms in capital letters not defined in this Addendum shall have the meaning set forth in the Plan.

1. Article I, Section 1.3(g) (Definitions) is hereby deleted in its entirety and replaced with the following:

         "(g) "Company" means Alydaar Software Corporation, a North Carolina corporation, any Subsidiary and any successor corporation."


By:____________________________
Print Name: J. Dain Dulaney, Jr.
Title: Secretary, Alydaar Software Corporation

                                   EXHIBIT B

                                    ADDENDUM
                                       TO
                          ALYDAAR SOFTWARE CORPORATION
                       1997 EMPLOYEE STOCK PURCHASE PLAN

         THIS ADDENDUM is effective as of the 4th day of June, 1999 to the ALYDAAR SOFTWARE CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN ("Plan") pursuant to approval by the shareholders of Alydaar Software Corporation, as recorded in the minutes of the 1999 Alydaar Software Corporation Annual Shareholder Meeting, dated June 4, 1999. The provisions of this Addendum are hereby made a part of the Plan. Should a conflict exist among the provisions of the Plan, the Exhibits thereto and this Addendum, the provision of this Addendum shall control. Any terms in capital letters not defined in this Addendum shall have the meaning set forth in the Plan.

1. In Section 1.0 (Purpose of Plan) delete "(the"Company")".

2. Section 2.0 (Definitions), subsection 2.7 and 2.8 are hereby added as follows:

         "2.7 Company: Alydaar Software Corporation, a North Carolina corporation, any Subsidiary and any successor corporation.

         2.8 Subsidiary: any corporation (other than Company), in an unbroken chain of corporations, beginning with Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in that chain."



By:____________________________
Print Name: J. Dain Dulaney, Jr.
Title: Secretary, Alydaar Software Corporation

                          ALYDAAR SOFTWARE CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                        June 4, 1999                   2:00 p.m.


         The undersigned hereby appoints Robert F. Gruder and Frank G. Milligan, and each of them jointly and severally, proxies with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Alydaar Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 4, 1999 or any adjournments thereof.




         1.       ELECTION OF DIRECTORS.




                  FOR all the nominees listed below [ ]


                  WITHHOLD AUTHORITY to vote for all nominees listed below [ ]




(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         Robert F. Gruder [ ]    Frank G. Milligan [ ]     Thomas J. Dudchik [ ]


                Richard J. Blumberg [ ]             James McLaughlin [ ]

         2. PROPOSAL TO AMEND OF THE COMPANY'S ARTICLES OF INCORPORATION TO THE CHANGE THE COMPANY'S NAME TO INFORMATION ARCHITECTS CORPORATION.

                  FOR  [ ]              AGAINST [ ]              ABSTAIN  [ ]


         3 . PROPOSAL TO AUTHORIZE AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR THE ISSUANCE OF 1,000,000 SHARES OF PREFERRED STOCKS AND TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS TO FIX THE PREFERRED LIMITATIONS AND RELATIVE RIGHTS OF ANY SERIES OF PREFERRED STOCK.


                  FOR  [ ]              AGAINST [ ]              ABSTAIN  [ ]

         4. PROPOSAL TO AMEND ALYDAAR SOFTWARE CORPORATION'S OMNIBUS STOCK PLAN AND EMPLOYEE STOCK PURCHASE PLAN TO INCLUDE OFFICERS AND EMPLOYEES OF ALYDAAR'S SUBSIDIARIES

                  FOR  [ ]              AGAINST [ ]              ABSTAIN  [ ]


         5. PROPOSAL TO RATIFY APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1999.

                  FOR  [ ]              AGAINST [ ]              ABSTAIN  [ ]


         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         (Continued and to be signed on reverse side.)

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MESSRS. GRUDER, MILLIGAN, DUDCHIK, MCLAUGHLIN AND BLUMBERG AS DIRECTORS (PROPOSAL NO. 1); TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME (PROPOSAL NO. 2); TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK (PROPOSAL NO. 3); TO AMEND THE OMNIBUS STOCK PLAN AND 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCLUDE COMPANY SUBSIDIARIES (PROPOSAL NO. 4); AND THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999 (PROPOSAL NO. 5).


                                    Dated:
                                          --------------------------------------


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature if held jointly

                                    (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

      Please mark, date, sign and
      return Proxy in the enclosed envelope.